                                                                    Exhibit 23.2

                       Consent of Independent Accountants

   We hereby consent to the use in this Registration Statement on Form S-4 of LearningStar Corp. of our report dated February 15, 2000, relating to the financial statements of SmarterKids.com, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 9, 2001